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                                                                    Exhibit 4.2

                   THIRD AMENDED AND RESTATED INVESTOR RIGHTS
                                   AGREEMENT

     This Third Amended and Restated Investor Rights Agreement (superseding the Second Amended and Restated Registration Rights Agreement) (the "Agreement") is made as of this 27th, day of September, 1997 by and among Monolithic System Technology, Inc., a California corporation (the "Company"), and the purchasers of its Preferred Stock and other equity securities ("Purchasers") listed on
SCHEDULE 1 attached hereto.

                             I. REGISTRATION RIGHTS

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

        "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency.

        "HOLDER" shall mean each Purchaser, and each future purchaser of any series of Preferred or of any other equity security of the Company and to whom the Company intends to grant the registration rights set forth herein, the Company, and any transferee of Registrable Securities who, pursuant to Section 15 below, is entitled to registration rights hereunder.

        "PREFERRED" shall mean any series of Preferred Stock of the Company.

        "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof (or any similar legend).

        "REGISTRABLE SECURITIES" shall mean (i) shares of the Company's Common Stock issued or issuable upon the conversion of the Preferred; (ii) any Common Stock of the Company or other securities issued or issuable in respect of shares of the Preferred including upon exercise or conversion of any warrants or other rights to acquired Common Stock or Preferred in connection with the sale of any series of Preferred; and (iii) shares of the Company's Common Stock or other securities issued or issuable upon any conversion of the Preferred upon any stock split, stock dividend, recapitalization, or similar event; PROVIDED, HOWEVER, that any shares described in clauses (i)-(iii) above which have been resold to the public shall cease to be Registrable Securities upon such resale.

        The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

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        "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding all Selling Expenses.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder.

     2. RESTRICTIONS ON TRANSFERABILITY. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

     3. RESTRICTIVE LEGEND. Each certificate representing (i) the Preferred,
(ii) shares of the Company's Common Stock issued upon conversion of the Preferred, and (iii) any other securities issued in respect of the Preferred including upon exercise or conversion of any warrants or other rights to acquire Common Stock or Preferred in connection with the sale of any series of Preferred or Common Stock issued upon conversion of the Preferred upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and


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reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; PROVIDED, HOWEVER, that no opinion or No Action letter need be obtained with respect to a transfer to (A) a partner, active or retired, of a holder of Restricted Securities, (B) the estate of any such partner, or (C) the spouse, children, grandchildren or spouse of such children or grandchildren of any holder or to trusts for the benefit of any holder or such persons, provided that in such cases the transferee agrees in writing to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5. REQUESTED REGISTRATION.

        (a) REQUEST FOR REGISTRATION. If at any time after six months following the completion date of the initial registered public offering of the Company's capital stock (the "IPO Date"), the Company shall receive from any Holder or group of Holders of Registrable Securities a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the anticipated gross offering price of which would exceed $2,000,000, the Company will:

           (x) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

           (y) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company;

     PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

           (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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           (ii) After the Company has effected two (2) such registrations pursuant to this Section 5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registration have been sold.

     Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder or Holders. If, however, the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 5 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     (b) UNDERWRITING. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5(a) and the Company shall include such information in the written notice referred to in Section 5(a)(x). The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Holders. Notwithstanding any other provision of this
Section 5, if the managing underwriter advises the Holders in writing that in its view marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 5(a), the Company shall so advise all Holders and the number of shares of Registrable Securities (if any) that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 5(b). If the registration does not become effective due to the withdrawal of Registrable Securities, then either (1) the Holders requesting

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registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 5(a)(B).

     6. COMPANY REGISTRATION.

        (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) the Company's initial public offering, (ii) a registration relating solely to employee benefit plans or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

           (i) promptly give to each Holder written notice thereof, and

           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, provided that the Company may limit, to the extent so advised by the underwriters, the amount of Registrable Securities (if any) to be included in the registration by the Holders.

        (b) ALLOCATION. In all registered public offerings, whether underwritten or not, the amount of Registrable Securities of Holders which are included in such registration, in accordance with the limitation set forth in Section 6(a)(ii) above, shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement.

     7. REGISTRATION ON FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After the Company has qualified for the use of Form S-3, each holder of Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

           (i) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

           (ii) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by a holder of Registrable Securities under Section 5 of this Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights;

           (iii) The Company shall not be required to effect a registration pursuant to this Section 7, unless the Holder or Holders requesting registration propose to dispose of shares of

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Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

           (iv) The Company shall not be required to effect more than three (3) registrations pursuant to this Section 7, where each such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold; and

           (v) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ten (10) days from the effective date thereof. The Company shall give notice to all Holders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 7 and shall provide a reasonable opportunity for all such other Holders, including holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights, to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 5(b).

     8. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 5 or Section 6 shall be borne by the Company, and all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 7 shall be borne by the Holders of the securities included in the registration on Form S-3, pro rata on the basis of the number of shares so registered. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     9. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     10. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate as to any Holder, at such time after the Company's initial public offering as the Registrable Securities held by such Holder may be sold within any three (3) month period pursuant to Rule 144.

     11. LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Agreement each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof agrees (but only if each officer and director of the Company also agrees), in connection with the first registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days)

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from the effective date of such registration as the Company or the underwriters may specify. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 11.

     12. INDEMNIFICATION.

        (a) The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein, and provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission, or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective, or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder (if there is no underwriter) or any party otherwise entitled to indemnification hereunder, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such action is required by the Securities Act.

        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against


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all claims, losses, damages and liabilities (or actions in respect thereof)
arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

        (c) Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     13. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     14. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

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        (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

        (c) Furnish to Holders of Registrable Securities forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     15. TRANSFER OF REGISTRATION RIGHTS. The right to cause the Company to register securities granted the Purchasers hereunder may be assigned to a transferee or assignee who acquires at least 6,750 shares of Preferred, or Common Stock issued upon conversion thereof or Common Stock issued upon exercise or conversion of any warrants or other rights to acquire Preferred or Common Stock granted in connection with the sale of any series of Preferred (appropriately adjusted for stock splits, recapitalizations and the like) provided that the Company is given prior written notice of such assignment. In addition, rights to cause the Company to register securities may be freely assigned (a) to any constituent partner of a Holder of Registrable Securities, where such Holder is a partnership, or (b) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons.

     16. SUBSEQUENT REGISTRATION RIGHTS. In the event the Company should engage in a subsequent round or rounds of financing involving the sale of its capital stock or any security convertible into or exercisable for the purchase of its capital stock, at the election of the Company, the purchasers thereof shall be entitled to registration rights on parity, on a share-for-share basis, in all respects with those rights conferred upon the Purchasers and the Holders herein and the Purchasers acknowledge and agree that such registration rights may be granted by the Company pursuant to this Agreement without further modification or amendment and without the consent of any Purchaser or Holder herein.

                             II. INFORMATION RIGHTS

     17. INFORMATION RIGHTS. The Company hereby covenants and agrees to furnish to each Holder for so long as such Holder is a holder of any shares of Preferred purchased by such person from the Company (or Common Stock issued upon conversion of the Preferred), as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, provided that this Section 17 shall terminate and be of no further force or effect immediately upon an initial public offering. Each Holder who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 17, acknowledges

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and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor or attorney and that such dissemination shall be only for purposes of evaluating its investment.

                           III. RIGHT OF FIRST REFUSAL

     18. TRANSFERS OF SECURITIES. Before any Purchaser (which for purposes of this Section 18 shall include both the Purchasers and the holders of Common Stock) may transfer any of its shares of Preferred (including Common Stock issued upon conversion of the Preferred) or Common Stock (either referred to as "Shares"), such Shares shall first be offered to the Company as follows:

        (a) The Purchaser desiring to transfer the Shares (the "Seller") shall deliver a notice ("Notice") to the Company stating (1) its bona fide intention to sell or transfer such shares, (2) the number of shares to be sold or transferred, (3) the price for which the Seller proposes to sell or transfer such shares and (4) the name of the proposed purchaser or transferee.

        (b) Within thirty (30) days after delivery of the Notice, the Company may elect to purchase all or part of the shares referenced in the Notice, by delivery to the Seller of a written notice stating the number of shares it elects to purchase (referred to in this Section 18 as the "right of first refusal").

        (c) In the event that the Company fails to exercise in full the right of first refusal within the period specified above, the Seller shall have one hundred twenty (120) days thereafter to sell the shares referenced in the Notice at a price and upon terms no more favorable to the purchaser thereof than specified in the Notice. In the event that the Seller has not sold such shares within such one hundred twenty (120) day period, the Seller shall not thereafter sell any of such shares without first offering such shares to the Company.

        (d) The provisions of this Section 18 shall not apply (and no Notice shall be required) to a transfer of any shares (1) by a Purchaser to any constituent partner of a Purchaser, where such Purchaser is a partnership; provided, however, that any such transferee shall receive and hold such shares subject to the provisions of this Section 18 and there shall be no further transfer of such shares except in accordance herewith, and (ii) by a Purchaser as to shares sold as part of an initial public offering.

        (e) The right of first refusal granted pursuant to this Section 18 shall expire immediately prior to the IPO Date.

        (f) So long as this Section 18 is in effect, each certificate representing shares of the Company's Registrable Securities, and any additional Common Stock issued upon any stock split, recapitalization or similar event, held by a Holder shall be stamped or otherwise imprinted with a legend in the following form (in addition to any other legends required under applicable federal or state securities laws):

        THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL WHEREBY THE COMPANY HAS THE RIGHT TO



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


        PURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE PRIOR TO THE CONSUMMATION OF A SALE TO ANY OTHER PERSON. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON A WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

                             IV. GENERAL PROVISIONS

     19. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this' Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     20. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein and supersedes and replaces all prior registration rights agreements of the Company among the Company and any holders of its securities. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     21. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, to such Purchaser's address set forth on the signature pages hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, to such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the signature page of this Agreement the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     23. AMENDMENT. Any provision of this Agreement may be amended upon the written consent of the (i) Company and (ii) holders of a majority of the outstanding shares of the Registrable Securities; provided, however, that in the event the Company should grant registration rights to other purchasers in accordance with Section 16 above, such purchasers shall become "Purchasers" for all purposes of this Agreement upon execution of an acknowledgment of and agreement to the terms of this Agreement, whereupon such purchaser shall be deemed to be a "Purchaser" under this Agreement, without any further consent or approval of the other Purchasers. Any Purchaser may waive any of his or her rights or the Company's obligations hereunder without obtaining the consent of any other person.


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


     IN WITNESS WHEREOF, the undersigned have executed this Third Amended and Restated investor Rights Agreement as of the date set forth above.

"COMPANY"                          MONOLITHIC SYSTEM TECHNOLOGY, INC.,
                                   a California corporation
                                   1020 Stewart Drive
                                   Sunnyvale, California 94086

                                   By:
                                      ---------------------------------------
                                      Fu-Chieh Hsu, President

"PURCHASERS"
                                   ------------------------------------------
                                                (name of Purchaser)

                                   By:
                                      ---------------------------------------
                                                     (signature)

                                   ------------------------------------------
                                                       (title)


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